                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                    NEOGEN
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


                                    NEOGEN
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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
                                [NEOGEN LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Neogen Corporation (the "Company"), a Michigan corporation, will be held on October 9, 1997 at 9:00 a.m., local time, at the University Club of Michigan State University, 3435 Forest Road, Lansing, MI 48909, for the following purposes:

1. To elect nine directors to serve for the ensuing year and until their successors are elected.

2. To consider and act upon a proposal to approve the Neogen Corporation 1997 Stock Option Plan, pursuant to which 400,000 shares of Common Stock will be reserved for issuance.

3. To ratify the appointment of BDO Seidman, LLP as independent auditors of the Company for the fiscal year ending May 31, 1998.

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only shareholders of record at the close of business August 11, 1997 are entitled to notice of and to vote at the meeting.

All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date, and return the enclosed proxy card as promptly as possible in the postpaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she returned a proxy.

                                       Sincerely,

                                       G. Bruce Papesh
                                       Secretary

Lansing, Michigan
August 28, 1997





IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE
PROVIDED.

                                PROXY STATEMENT

The enclosed Proxy is solicited on behalf of Neogen Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held October 9, 1997, at 9:00 a.m., or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the University Club of Michigan State University, 3435 Forest Road, Lansing, MI 48909. The Company's telephone number is (517) 372-9200.

These proxy solicitation materials were mailed on or about August 28, 1997, together with the Company's 1997 Annual Report to Shareholders, to all shareholders entitled to vote at the meeting.

INFORMATION CONCERNING SOLICITATION AND VOTING

REVOCABILITY OF PROXIES

Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before its use by delivering to the Company, before the meeting, a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

Every shareholder voting at the annual meeting has one vote for each share on all matters. The Company's By-Laws do not provide for cumulative voting in the election of directors. Shares represented by valid, executed and dated proxies in the enclosed form will be voted if received in time for the meeting in accordance with the instructions thereon. Unless your proxy is otherwise marked, it will be voted FOR management's nominees for the board of directors, FOR approval of the Neogen Corporation 1997 Stock Option Plan, and FOR ratification of the appointment of the Company's independent auditor.

A simple majority of the shares issued and outstanding as of August 11, 1997 (the "Record Date") must be present or represented at the Annual Meeting to constitute a quorum. Approval for any item of business to be voted upon at the Annual Meeting will require the affirmative vote of a majority of the votes cast by the holders of common shares at the meeting and entitled to vote. Abstentions, withheld votes and broker nonvotes will not be deemed votes cast in determining approval of any proposal, but will be counted in determining the number of common shares present or represented by proxy in determining whether a quorum is present.

The cost of soliciting proxies will be borne by the Company. The Company has retained the services of American Stock Transfer & Trust to aid in the solicitation of proxies. The Company estimates that the cost of soliciting proxies will be less than $2,000 including out-of-pocket expenses. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally or by telephone, telegram, facsimile or letter.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

Shareholders of record at the close of business on August 11, 1997 are entitled to notice of and to vote at the meeting. At the Record Date, 6,118,008 shares of the Company's Common Stock were issued and outstanding. At the Record Date, the following were known by the Company to be the beneficial owners of more than 5% of the Company's Common Stock.


                                                NUMBER     PERCENT
NAME AND ADDRESS                               OF SHARES  OF TOTAL
--------------------------------------------------------------------
Kenneth B. Dart and Robert C. Dart
c/o Dart Management Limited
P.O. Box 31363-SMB
Mirco Commerce Center
Cayman Islands, B.W.I.                          388,675    6.4%

Herbert D. Doan (1)
P.O. Box 169
Midland, MI  48640                              304,890    5.0%




(1) Includes 22,001 shares of Common Stock which Mr. Doan has the right to acquire by exercise of options within 60 days of August 11, 1997.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Proposals of shareholders which are intended to be presented by such shareholders at the Company's next Annual Meeting of Shareholders must be received by the Company no later than April 29, 1998 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

NOMINEES

A board of nine directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nine nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for nominees listed below. Shareholders may only vote for nine directors. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual meeting of Shareholders or until his successor has been elected and qualified.

The names of the nominees, and certain information about them, are set forth below:


NAME OF NOMINEE               AGE  POSITION                                               DIRECTOR SINCE
----------------------------------------------------------------------------------------------------------
Herbert D. Doan (2) (3)       74   Chairman, Board of Directors                                  1982
James L. Herbert              57   President and Chief Executive Officer of the Company,         1982
                                          Director
G. Bruce Papesh (1)           50   Secretary, Director                                           1993
Gordon E. Guyer, Ph.D. (1)    71   Director                                                      1990
Robert M. Book (3)            67   Director                                                      1990
Leonard E. Heller, Ph.D. (1)  52   Director                                                      1992
Jack C. Parnell (2)           62   Director                                                      1993
Thomas H. Reed (2)(3)         52   Director                                                      1995
Lon M. Bohannon               44   Vice President and Chief Financial Officer of the             1996
                                          Company, Director



(1)  Member, Audit Committee
(2)  Member, Compensation Committee
(3)  Member, Stock Option Committee

Information concerning nominees for the Board of Directors follows:

Herbert D. Doan has been a director of the Company since September 1982 and the Company's Chairman of the Board of Directors since October 1984. Mr. Doan has served as President of the Herbert H. and Grace A. Dow Foundation since February 1996 and is chairman of the Michigan Molecular Institute, a position he has held since 1964. He was formerly President and Chief Executive Officer of Dow Chemical Company. He has been active as an independent venture capitalist for the past five years.

James L. Herbert has been President, Chief Executive Officer, and a director of the Company since he joined Neogen in June 1982. He previously held the position of Corporate Vice President of DeKalb Ag Research, a major agricultural genetics and energy company. He has management experience in animal biologics, specialized chemical research, medical instruments, aquaculture, animal nutrition, and poultry and livestock breeding and production.

Dr. Gordon E. Guyer joined the Board of Directors in January 1990. Dr. Guyer retired in 1996 as director for the Michigan Department of Agriculture, a position he held since 1993. Dr. Guyer served as interim President of Michigan State University from 1991 to 1993 and was Vice President of Governmental Affairs for the University from 1988 until 1991. From 1986 to 1988, he was Director of the Department of Natural Resources for the State of Michigan.

Robert M. Book was elected to the Board of Directors in November 1990. Since January 1993, Mr. Book has served as President of AgriVista, Inc., a company that provides agricultural consulting and marketing services. He served as President of the Indiana Institute of Agriculture, Food and Nutrition, from 1983 through 1992. He was formerly Group Vice President of Agriculture Marketing for Elanco Products Company.

Dr. Leonard E. Heller was elected to the Board of Directors in October 1992. He is currently a self-employed independent consultant in the area of medical, biomedical, and pharmaceutical information systems. From 1992 to 1993, he was Secretary, Cabinet for Human Resources for the Commonwealth of Kentucky. From 1986 to 1993 he was part owner of O. J. Packaging Inc., a retail packaging company, and a general partner in Illinois Diversatech, a real estate development partnership located in Manteno, Illinois.

G. Bruce Papesh was elected to the Board of Directors in October 1993 and was elected Secretary in October 1994. Since 1987, Mr. Papesh has served as President of Dart, Papesh & Co., an investment consulting and financial services firm. Mr. Papesh provides investment services to Kenneth B. Dart and Robert C. Dart, who together own 6.4% of the Company's Common Stock. Mr. Papesh asserts that he has no investment power over the Company's common stock owned by Kenneth B. Dart or Robert C. Dart. Mr. Papesh also serves on the Board of Directors of Immucor, Inc., a publicly traded immunodiagnostics company that manufactures and markets products for the human clinical blood bank industry.

Jack C. Parnell was elected to the Board of Directors in October 1993. Since 1991, he has held the position of Governmental Relations Advisor with the law firm of Kahn, Soares and Conway. In 1989, Mr. Parnell was appointed by President Bush to serve as Deputy Secretary for the U.S. Department of Agriculture. From 1983 to 1989, he served in three different senior governmental positions for the State of California, including Secretary for the California Department of Food and Agriculture from 1987 to 1989. Prior to 1987, Mr. Parnell was a private entrepreneur who owned and operated various businesses including diversified cattle and farming operations. The firm of Kahn, Soares and Conway currently act as the Company's government relations advisor.

Thomas H. Reed was elected to the Board of Directors in October 1995. He currently serves as President and Chief Executive Officer for the Michigan Livestock Exchange, where he has worked since 1977. Mr. Reed is a member of the Board of Directors of City Bank, St. Johns, Michigan and is a former chairman of the Michigan State

University Board of Trustees. He has served as an officer or director of numerous trade organizations and financial institutions.

Lon M. Bohannon was elected to the Board of Directors in October 1996. Mr. Bohannon joined Neogen in October 1985 as Vice President of Finance and was promoted to Vice President - Administration and Chief Financial Officer in November 1994. He is responsible for all areas of accounting, finance, human resources and investor relations. A CPA, Mr. Bohannon served as Administrative Controller for Federal Forge, Inc., a metal forging and stamping firm, from March 1980 until October 1985, and worked at the Public Accounting Firm of Ernst & Young from June 1975 to March 1980.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES HEREIN.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the beneficial ownership of Common Stock of the Company as of August 11, 1997 for each current director, nominee and for all current directors and executive officers as a group:


NAME                                                                           NUMBER OF SHARES      PERCENT OF TOTAL
---------------------------------------------------------------------------------------------------------------------
Herbert D. Doan (1)                                                               304,890                    5.0%
James L. Herbert (1)                                                              295,477                    4.8%
Gordon E. Guyer, Ph.D. (1)                                                         20,001                     *
Robert M. Book (1)                                                                 18,001                     *
Leonard E. Heller, Ph.D. (1)                                                       58,768                    1.0%
G. Bruce Papesh (1)                                                                14,001                     *
Jack C. Parnell (1)                                                                14,001                     *
Thomas H. Reed (1)                                                                  4,601                     *
Lon M. Bohannon (1)                                                                91,437                    1.5%

All current directors and executive officers as a group (fifteen persons) (1)     964,312                   15.2%


*  Less than 1%

(1) Includes the following shares of Common Stock which current directors and executive officers have the right to acquire by exercise of options within 60 days of August 11, 1997: Mr. Doan - 22,001 shares; Mr. Herbert - 52,467 shares; Dr. Guyer - 20,001 shares; Mr. Book - 18,001 shares; Dr. Heller - 16,001 shares; Mr. Papesh - 14,001 shares; Mr. Parnell - 14,001 shares; Mr. Bohannon - 16,400 shares; all current directors and executive officers as a group - 238,874 shares.

BOARD MEETINGS AND COMMITTEES

The Board of Directors of the Company held eight meetings during the fiscal year ended May 31, 1997. Each of the incumbent directors attended at least 75% of the aggregate of all meetings of the Board and Committees of which he was a member held during the period he served on the Board or Committee.

The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Stock Option Committee. The Audit Committee, which met one time in 1997, has responsibility for recommending to the Board of Directors the firm of independent auditors to be retained by the Company; reviewing with the Company's independent auditors the scope and results of their audits; reviewing with the independent auditors and management the Company's accounting and reporting principles, policies and practices; and reviewing with the Company's independent auditors the adequacy of the Company's accounting, financial and operating controls. The Compensation Committee, which met twice during 1997, has responsibility for reviewing and approving the Company's executive compensation policies and makes recommendations concerning the Company's employee benefit programs. The Stock Option Committee administers the Company's Stock Option Plan. This committee held four meetings during 1997 primarily to review and approve stock options granted pursuant to the Plan.

The Board of Directors serves as a committee of the whole for purposes of recommending candidates for election to the Board of Directors. In this capacity, the Board held one meeting in fiscal year 1997. The Board will consider nominees recommended by shareholders provided such recommendations are in writing and received by the Company no later than April 29, 1998. Recommendations should be addressed to: Corporate Secretary, Neogen Corporation, 620 Lesher Place, Lansing, Michigan 48912.

EXECUTIVE COMPENSATION

The following table sets forth information regarding compensation paid or accrued by the Company during the last three years for the Company's chief executive officer, the only executive officer of the Company receiving annual cash compensation in excess of $100,000.

                           SUMMARY COMPENSATION TABLE


                              FISCAL              OPTIONS                      ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR    SALARY (1)  BONUS        AWARDED    COMPENSATION (2)(3)
------------------------------------------------------------------------------------------------
James L. Herbert, President,  1997    $148,092    $20,000     25,000             $2,229
  Chief Executive Officer     1996    $137,989    $10,000     30,000             $1,846
                              1995    $130,368    $10,000     25,000             $1,436



(1) Includes amounts contributed to the Company's 401(k) Retirement Savings Plan by the named executive officer.
(2) Matching contributions paid to the Company's 401(k) Retirement Savings Plan on behalf of the named executive officer.
(3) Under terms of a deferred compensation agreement, the current value of an annuity owned by the Company is payable to the named executive officer upon death, retirement or termination of employment.

The following table contains information concerning the grant of options under the Company's Stock Option Plan to the named executive officer of the Company during the year ended May 31, 1997. No stock appreciation rights (SARS) were granted during such period.

                       OPTION GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS


                                 PERCENT OF TOTAL
                                 OPTIONS GRANTED
                                 TO EMPLOYEES      EXERCISE PRICE  EXPIRATION
   NAME              GRANTED     IN FISCAL YEAR    PER SHARE       DATE
--------------------------------------------------------------------------------

   James L. Herbert   6,500 (1)      6.436%        $7.50           8/1/01
                     18,500 (2)     18.317%        $7.50           8/1/06


(1) Options were granted at fair market value and vest over five years in equal annual installments commencing with the first anniversary of the grant date.

(2) Options were granted at fair market value and vest over three years in equal annual installments commencing with the first anniversary of the grant date.

The following table sets forth information for the named executive officer with respect to the value of options exercised during the year ended May 31, 1997 and the value of outstanding and unexercised options held as of May 31, 1997, based upon the market value of the Company's Common Stock of $7.000 per share on that date. There were no SARS outstanding or exercised as of or for the year ended May 31, 1997.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES


                                                NUMBER OF UNEXERCISED             VALUE OF UNEXERCISED
                                                       OPTIONS                    IN-THE-MONEY OPTIONS
              SHARES                               AT MAY 31, 1997                AT MAY 31, 1997 (2)
             ACQUIRED             VALUE        ----------------------------    --------------------------
NAME       ON EXERCISE          REALIZED (1)   EXERCISABLE    UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
---------------------------------------------------------------------------------------------------------
James L. Herbert    19,000      $118,250       28,000          73,000           $57,540      $52,860


(1) Represents the difference between the market price of the Common Stock and the exercise price of the options on the date of exercise multiplied by the number of shares acquired upon exercise.

(2) Represents the difference between the closing market price of the Common Stock at May 31, 1997 of $7.000 per share and the exercise price per share of in-the-money options multiplied by the number of shares which could be acquired at May 31, 1997 upon the exercise of all in-the-money options.

COMPENSATION OF DIRECTORS

The Company does not pay director's fees to any director for attendance at meetings of the Board or Standing Committees. All non-employee directors receive automatic, non-qualified options to purchase 5,000 shares of Common Stock of the Company when first elected to the Board of Directors and non-qualified options to purchase 2,000 shares of Common Stock of the Company upon subsequent annual election to the Board of Directors, subject to shareholder approval (see Proposal 2). The options expire ten years after the date of grant and vest over three years in equal annual installments commencing with the first anniversary of the date of grant. All directors are eligible to receive reimbursement for all ordinary travel expenses related to attendance at Board or committee meetings.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the two fiscal years ended May 31, 1997 and May 31, 1996.

                                   PROPOSAL 2
             APPROVAL OF NEOGEN CORPORATION 1997 STOCK OPTION PLAN


At the meeting, shareholders will be asked to consider and act upon a proposal to approve the Neogen Corporation 1997 Stock Option Plan (the "Plan").
Pursuant to the Plan, 400,000 shares of the Company's Common Stock are reserved for issuance. The Plan is intended to serve as the successor to the Neogen Corporation Stock Option Plan II which expired on July 30, 1997.

The Board of Directors believes that it is in the Company's and its shareholders' best interests to approve the Plan to allow the Company to continue to grant stock options to secure for the Company the benefits of the additional incentive inherent in the ownership of its Common Stock by directors, Scientific Review Council ("SRC") members, and key employees (including officers), to help the Company attract, secure and retain the services of these persons and to provide these persons with an opportunity to acquire or enlarge their stock ownership so they might have a direct interest in the Company's success. Non-employee directors and SRC members do not receive any other compensation for their services as directors, committee members or SRC members of the Company.

The Company will furnish a full copy of the proposed Plan without charge to each person who forwards a written request including representation that he or she was a shareholder on August 11, 1997 to: Corporate Secretary, Neogen Corporation, 620 Lesher Place, Lansing, Michigan 48912. The Company's Board of Directors has approved the Plan, subject to shareholder approval. The major features of the Plan are summarized below, but this is only a summary and is qualified in its entirety by reference to the actual text. Capitalized terms not otherwise defined in this Proxy Statement have the meanings given them in the Plan. As of the Record Date, the closing sale price of the Company's Common Stock was $8.000.

APPROVAL OF THE PLAN

The approval by a majority of the votes cast by the holders of Common Shares at the meeting and entitled to vote on the action is necessary for shareholder approval of the Plan. Abstentions, withheld votes and broker nonvotes will not be deemed votes cast in determining approval of this proposal, but will be counted in determining the number of Common Shares present or represented by proxy in determining whether a quorum is present.

GENERAL

Options granted under the Plan may be "Incentive Stock Options" (options meeting the requirements set forth in the Plan and which are also intended to be and qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and the applicable rules and regulations thereunder [the "Code"]), Nonqualified options (options which meet the requirements set forth in the Plan but are not intended to be, or do not qualify as, an incentive stock option within the meaning of Section 422) or both. The Plan contains various provisions to ensure that Incentive Stock Options comply with Section 422.

The purpose of the Plan is to provide key employees (including officers), directors and SRC members of the Company and its Subsidiaries with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Company and its Subsidiaries, to join the interests of key employees, directors and SRC members with the interests of the shareholders of the Company, and to facilitate attracting and retaining key employees, directors and SRC members of exceptional ability.

ADMINISTRATION

The Plan shall be administered by a Committee appointed by the Board of Directors. Subject to the provisions of the Plan, the Committee shall determine, from those eligible to be Participants under the Plan, the persons to be granted stock options, the amount of stock to be optioned to each such person, the time such options shall be granted and the terms and conditions of any stock options.

Subject to the provisions of the Plan, the Committee is authorized to interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for its administration. Interpretation and construction of any provision of the Plan by the Committee shall, unless otherwise determined by the Board of Directors of the Company, be final and conclusive.

PLAN PARTICIPANTS

Subject to the granting of automatic stock options, the Committee shall determine and designate from time to time, those key employees (including officers), directors and SRC members of the Company or any subsidiary to whom options are to be granted and who thereby become participants under the Plan; provided, however, that (a) Incentive Options shall be granted only to employees (as defined in the Code) of the Company or a corporate subsidiary, to the extent required by Section 422 of the Code, or any successor provision, and
(b) no participant may be granted stock options to purchase more than 100,000 Common Shares in the aggregate in any fiscal year of the Company.

SHARES SUBJECT TO GRANT

The maximum number of Common Shares with respect to which stock options may be granted under the Plan is 400,000 Common Shares, which may consist in whole or in part of authorized and unissued or reacquired Common Shares. Unless the Plan has terminated, shares covered by the unexercised portion of canceled, expired or otherwise terminated options under the Plan are again available for option and sale.

The number and type of shares subject to each outstanding stock option, the option price with respect to outstanding stock options, the aggregate number and type of shares remaining available under the Plan, and the maximum number and type of shares that may be granted to any participant in any fiscal year are subject to such adjustment as the Committee deems appropriate to reflect such events such as stock dividends, stock splits, recapitalizations, mergers, statutory share exchanges or reorganizations or by the Company.

STOCK OPTIONS

Grant of Stock Options

Both Incentive Options and Nonqualified Options may be granted under the Plan. An Incentive Option is intended to be, and qualifies as, an incentive stock option within the meaning of Section 422 of the Code. Any Option granted under the Plan must have an exercise price not less than 100% of the fair market value of the shares on the date on which such option is granted. With respect to an Incentive Option granted to a participant who owns more than 10% of the total combined voting shares of the Company or of any parent or subsidiary of the Company, the exercise price of such option must not be less than 110% of the fair market value of the shares subject to such option on the date such option is granted.

At the time of the exercise of any option granted pursuant to the Plan, the participant must pay the full option price for all shares purchased (a) in cash or, (b) with the consent of the Committee, (i) in Common Shares, (ii) by a promissory note payable to the order of the Company which is acceptable to the Committee, (iii) by a cash down payment and a promissory note for the unpaid balance, (iv) subject to such conditions as may be established by the Committee, by the Company retaining from the shares to be delivered upon exercise of the stock option that number of shares having a fair market value on the date of exercise equal to the option price of the number of shares with respect to which the participant exercises the option, (v) by delivery to the Company of written notice of the exercise in such form as the Committee may prescribe, accompanied by irrevocable instructions to a stock broker to promptly deliver to the Company full payment for the shares with respect to which the option is exercised from the proceeds of stockbroker's sale of, or loan against, the shares, or (vi) in such other manner as the Committee determines is appropriate. The aggregate fair market value (determined as of the date the option is granted) of the underlying stock with respect to which Incentive Options are first exercisable for the first time by such individual during any calendar year (under all of such plans of the Company and its parent and subsidiary corporations) cannot exceed $100,000.

Automatic Stock Options

Each outside director of the Corporation shall automatically be granted a Nonqualified Stock Option to purchase 5,000 shares of Common Stock as of the date he or she is first elected or appointed to the Board of Directors. Each outside director of the Corporation who is re-elected to the Board of Directors shall automatically be granted a Nonqualified Stock Option to purchase 2,000 shares of Common Stock as of the date of each re-election.

Each person who is elected or appointed to serve as an SRC member shall automatically be granted a Nonqualified Stock Option to purchase 2,500 shares of Common Stock as of the date of his or her election or appointment. Each SRC members who is re-elected to the Scientific Review Council shall automatically be granted a Nonqualified Stock Option to purchase 1,000 shares of Common Stock as of the date of each re-election.

All automatic stock options granted shall be exercisable in one-third cumulative annual installments beginning one year after the date of grant, shall expire ten years after the date of grant and shall have an option price equal to 100% of the fair market value of the Company's Common Stock on the date of grant.

Continuation of Employment

Options granted under the Plan may be exercised only while the participant is an employee, director or SRC member of the Company or a subsidiary, except as described under "Extraordinary Transactions" and except that the Committee may permit the exercise of all or any portion of the options granted to such participant (i) for a period not to exceed three months following termination of employment with respect to Incentive Options that are intended to remain Incentive Options if such termination is not due to death or permanent disability of the participant, (ii) for a period not to exceed one year following termination of employment with respect to Incentive Options that are Intended to remain Incentive Options if termination of employment is due to the death or permanent disability of the participant, and (iii) for a period not to extend beyond the expiration date with respect to Nonqualified Options or Incentive Options that are not intended to remain Incentive Options, all subject to any restrictions, terms and conditions fixed by the Committee.

Term of Stock Options

If not sooner terminated, each stock option granted under the Plan will expire not more than ten years from the date of grant; provided that, with respect to an Incentive Option, such option must expire not more than five years after the date of the grant.


SHAREHOLDER RIGHTS

No participant in the Plan has any of the rights of a shareholder of the Company under any option granted under the Plan until the actual issuance of shares to the participant, and before such issuance no adjustment will be made for dividends, distributions or other rights in respect of such shares, except as described under the caption "Shares Subject to Grant".

EXTRAORDINARY TRANSACTIONS

If the Company engages in specified consolidations, mergers, transfers of substantially all of its properties and assets, dissolutions, liquidations, reorganizations or reclassifications in such a way that holders of Common Shares are entitled to receive stock, securities, cash or other assets with respect to, or in exchange for, the Common Shares (each a "Transaction"), then each participant holding a stock option granted under the Plan upon the exercise of such option after consummation of a Transaction will be entitled to receive (for the same aggregate exercise price) the stock and other securities, cash and assets the participant would have received upon consummation of the Transaction if he or she had exercised the option in full immediately before consummation of the Transaction.

In addition, in connection with a Transaction, the Committee, may (i) permit stock options outstanding under the Plan to be exercised in full for a limited period of time, after which all unexercised stock options and all rights of participants under such options would terminate, (ii) permit stock options outstanding under the Plan to be exercised in full for their then remaining terms, or (iii) require all stock options outstanding under the Plan to be surrendered to the Company for cancellation and payment to each participant in cash of the excess of the fair market value of the underlying Common Shares as of the date such Transaction is effective over the exercise price, less any applicable withholding taxes.

FEDERAL INCOME TAX CONSEQUENCES

The rules governing the tax treatment of options and shares acquired upon the exercise of options are quite technical. Therefore, the description of federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

Incentive Options

If the participant makes no disposition of the shares acquired pursuant to exercise of an Incentive Option within one year after the transfer of shares to such participant and within two years from grant of the option, such participant will realize no taxable income as a result of the grant or exercise of such option, and any gain or loss that is subsequently realized may be treated as long-term capital gain or loss, as the case may be. Under these circumstances, the Company will not be entitled to a deduction for federal income tax purposes with respect to either the issuance of such Incentive Options or the transfer of shares upon their exercise.

If shares acquired upon exercise of Incentive Options are disposed of prior to the expiration of the above time periods, the participant will recognize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (i) the excess of the market value of the shares on the date of exercise over the option price, or (ii) the gain recognized on such disposition. Such amount will ordinarily be deductible by the Company for federal income tax purposes in the same year, provided that the amount constitutes reasonable compensation and that the Company satisfies certain federal income tax withholding requirements.

Nonqualified Options

A participant who acquires shares by exercise of a Nonqualified Option generally realizes as taxable ordinary income, at the time of exercise, the difference between the exercise price and the fair market value of the shares on the date of exercise. Such amount will ordinarily be deductible by the Company in the same year, provided that the amount constitutes reasonable compensation and that the Company satisfies certain federal income tax withholding requirements.

AMENDMENT OR TERMINATION OF THE PLAN

The Board of Directors may terminate or amend the Plan, or amend any stock option agreement under the Plan, at any time; provided that no such amendment or revision may increase the maximum number of shares in the aggregate that are subject to the Plan without the approval or ratification of the shareholders of the Company, and no such amendment or revision may change the option price or alter or impair any stock option previously granted under the Plan, in a manner adverse to a participant, without the consent of such participant, all except as described under the caption "Shares Subject to Grant".

Unless sooner terminated by the Board of Directors, the Plan will terminate on August 14, 2007, which is ten years after its original adoption by the Board of Directors, and no stock options may be granted under the Plan after that date. The termination of the Plan will not affect the validity of any option outstanding on the date of termination.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.



                                   PROPOSAL 3
                      APPOINTMENT OF INDEPENDENT AUDITORS

It is proposed that the shareholders ratify the appointment of BDO Seidman, LLP as independent auditors of the Company for the year ending May 31, 1998. BDO Seidman, LLP served as the Company's independent auditors for the fiscal year ended May 31, 1997. Representatives of BDO Seidman, LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS.

NEOGEN CORPORATION WILL FURNISH A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED MAY 31, 1997, WITHOUT EXHIBITS, WITHOUT CHARGE TO EACH PERSON WHO FORWARDS A WRITTEN REQUEST INCLUDING REPRESENTATION THAT HE/SHE WAS A SHAREHOLDER ON AUGUST 11, 1997 TO: CORPORATE SECRETARY, NEOGEN CORPORATION, 620 LESHER PLACE, LANSING, MICHIGAN 48912.

By Order of the Board of Directors

G. Bruce Papesh

G. Bruce Papesh
Secretary

Dated:  August 26, 1997

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.




                                NOMINEES:  Herbert D. Doan, James L. Herbert,
                   FOR  WITHHELD           G. Bruce Papesh, Gordon E. Guyer,                                 FOR  AGAINST  ABSTAIN
1.  ELECTION OF    [ ]    [ ]              Robert M. Book, Leonard E. Heller,   2.  To approve the Neogen    [ ]    [ ]      [ ]
    DIRECTORS                              Jack C. Parnell, Thomas H. Reed,         Corporation 1997 Stock
                                           and Lon M. Bohannon                      Option Plan, pursuant
                                                                                    to which 400,000 shares
                                                                                    of common stock will be
To withhold authority to vote for any individual nominee(s) write his               reserved for issuance.
or their names in the following space:

-----------------------------------------------------------------------



                                                                                3.  To ratify the appoint-   [ ]    [ ]      [ ]
                                                                                    ment of BDO Seidman,
                                                                                    LLP as independent
                                                                                    auditors of the company
                                                                                    for the fiscal year
                                                                                    ending May 31, 1998.



SIGNATURE(S)                                                  DATE
            --------------------------------------------------    ---------------,1997


NOTE: Please sign exactly as your name appears on this proxy. If signed for estates, trusts, or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.

                           PROXY - NEOGEN CORPORATION
                ANNUAL MEETING OF SHAREHOLDERS - OCTOBER 9, 1997
The undersigned hereby appoints G. Bruce Papesh and James L. Herbert, and each of them with full power to appoint his substitute, attorneys and proxies to represent the shareholder and to vote and act with respect to all shares that the shareholder would be entitled to vote on all matters which come before the annual meeting of shareholders of Neogen Corporation referred to above and at any adjournment of that meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATIONS ARE MADE, THE SHARES WILL BE VOTED FOR EACH OF THE PROPOSALS ON THIS PROXY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER, INCLUDING SUBSTITUTION OF DIRECTOR NOMINEES, WHICH MAY COME BEFORE THE MEETING.

              (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

                                                                [SEE REVERSE
                                                                    SIDE]